UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2009

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

802 Main Street, West Point, Virginia 23181

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (804) 843-2360 not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 9, 2009, as part of the Capital Purchase Program (“Capital Purchase Program”) established by the U.S. Department of the Treasury (“Treasury”) under the Emergency Economic Stabilization Act of 2008 (“EESA”), C&F Financial Corporation (the “Company”) entered into a Letter Agreement (including the Securities Purchase Agreement — Standard Terms incorporated by reference therein, the “Purchase Agreement”) with Treasury dated January 9, 2009 pursuant to which the Company issued and sold to Treasury for an aggregate purchase price of $20 million in cash (1) 20,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share, having a liquidation preference of $1,000 per share (the “Series A Preferred Stock”), and (2) a ten-year warrant to purchase up to 167,504 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), at an initial exercise price of $17.91 per share (the “Warrant”).

Cumulative dividends on the Series A Preferred Stock will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, if, as, and when declared by the Company’s Board of Directors out of funds legally available therefor. The Series A Preferred Stock has no maturity date and ranks senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. The Series A Preferred Stock generally is non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Series A Preferred Stock, (ii) any amendment to the rights of the Series A Preferred Stock, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Series A Preferred Stock.

The Company may redeem the Series A Preferred Stock at 100% of their liquidation preference (plus any accrued and unpaid dividends) beginning on February 15, 2012. Prior to this date, the Company may redeem the Series A Preferred Stock at 100% of their liquidation preference (plus any accrued and unpaid dividends) if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Purchase Agreement and set forth below) of at least $5 million, and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings. Any redemption is subject to the consent of the Federal Deposit Insurance Corporation (“FDIC”).

The Purchase Agreement defines a “Qualified Equity Offering” to mean the sale and issuance for cash by the Company, to persons other than the Company or any Company subsidiary after January 9, 2009, of shares of perpetual preferred stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the FDIC (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

The Purchase Agreement pursuant to which the Series A Preferred Stock and the Warrant were sold contains limitations on the payment of dividends or distributions on the Common Stock (including the payment of cash dividends in excess of the Company’s current quarterly cash dividend of $0.31 per share) and on the Company’s ability to repurchase, redeem or acquire its Common Stock or other securities, and subjects the Company to certain of the executive compensation limitations included in the EESA until such time as Treasury no longer owns any debt or equity securities acquired through the Capital Purchase Program.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the Warrant and the shares of Common Stock underlying the Warrant (the “Warrant Shares”) as soon as practicable after the date of issuance of the Series A Preferred Stock and the Warrant and to register the

Series A Preferred Stock if requested by Treasury to do so. Neither the Series A Preferred Stock nor the Warrant are subject to any contractual restrictions on transfer, except that Treasury may only transfer and/or exercise the Warrant with respect to an aggregate of one-half of the Warrant Shares prior to the earlier of (A) the date on which the Company has received aggregate gross proceeds of at least $20 million from one or more Qualified Equity Offerings and (B) December 31, 2009.

The Warrant is immediately exercisable. In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of at least $20 million, the number of the shares of Common Stock underlying the portion of the Warrant then held by Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant.

Copies of the Purchase Agreement, the Certificate of Designations for the Series A Preferred Stock and the Warrant are included as Exhibits 10.24, 4.1 and 4.2, respectively, to this Report on Form 8-K and are incorporated by reference into this Item 1.01. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03.	Material Modification of the Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Prior to January 9, 2012, unless the Company has redeemed the Series A Preferred Stock or Treasury has transferred the Series A Preferred Stock to a third party, the consent of Treasury will be required for the Company to (1) declare or pay any dividend or make any distribution on its Common Stock (other than regular quarterly cash dividends of not more than $0.31 per share of Common Stock) or (2) redeem, purchase or acquire any shares of its Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any equity or debt of the Company acquired pursuant to the Purchase Agreement or the Warrant, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series A Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which cover, its senior executive officers that do not comply with the EESA. Additionally, as a condition to closing, each of Messrs. Larry G. Dillon, Thomas F. Cherry and Bryan E. McKernon (the “Senior Executive Officers”) executed a waiver (the “Waiver”) voluntarily waiving any claim against Treasury or the Company for any changes to his compensation or benefits that are required to comply with the regulation issued by Treasury under the Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period Treasury holds any equity or debt of the Company acquired pursuant to the Purchase Agreement or the Warrant.

On January 9, 2009, the Company executed a Capital Purchase Program Agreement Regarding Executive Compensation Limitations (the “Omnibus Benefit Plan Amendment”) to modify the Benefit Plans as they relate to the period Treasury holds any equity or debt of the Company acquired pursuant to the Purchase Agreement or the Warrant to comply with Section 111(b) of the EESA. Also on January 9, 2009, each of the Senior Executive Officers executed a consent to the Omnibus Benefit Plan Amendment, including any future amendments necessary to comply with the EESA.

Copies of the Omnibus Benefit Plan Amendment and form of Consent executed by the Senior Executive Officers and the form of Waiver executed by the Senior Executive Officers are included as Exhibits 10.26 and 10.25, respectively, to this Report on Form 8-K and are incorporated by reference into this Item 5.02. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 8, 2009, the Company filed with the Virginia State Corporation Commission Articles of Amendment to the Company’s Articles of Incorporation that included a Certificate of Designations establishing the Series A Preferred Stock. A copy of the Articles of Amendment, effective January 8, 2009, is included as Exhibit 3.1.1 to this Report on Form 8-K and is incorporated by reference into this Item 5.03. The foregoing summary of certain provisions of this document is qualified in its entirety by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1.1	Articles of Amendment to the Articles of Incorporation establishing Series A Preferred Stock, effective January 8, 2009

4.1	Certificate of Designations for 20,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (filed as part of Exhibit 3.1.1 and incorporated herein by reference)

4.2	Warrant to Purchase up to 167,504 shares of Common Stock, dated January 9, 2009

10.24	Letter Agreement, dated January 9, 2009, including the Securities Purchase Agreement — Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury

10.25	Form of Waiver executed by each of Larry G. Dillon, Thomas F. Cherry and Bryan E. McKernon

10.26	Omnibus Benefit Plan Amendment dated January 9, 2009, and Form of Consent executed by each of Larry G. Dillon, Thomas F. Cherry and Bryan E. McKernon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
(Registrant)

Date: January 14, 2009	By:	/s/ Thomas F. Cherry
Thomas F. Cherry
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1.1	Articles of Amendment to the Articles of Incorporation establishing Series A Preferred Stock, effective January 8, 2009

4.1	Certificate of Designations for 20,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (filed as part of Exhibit 3.1.1 and incorporated herein by reference)

4.2	Warrant to Purchase up to 167,504 shares of Common Stock, dated January 9, 2009

10.24	Letter Agreement, dated January 9, 2009, including the Securities Purchase Agreement — Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury

10.25	Form of Waiver executed by each of Larry G. Dillon, Thomas F. Cherry and Bryan E. McKernon

10.26	Omnibus Benefit Plan Amendment dated January 9, 2009, and Form of Consent executed by each of Larry G. Dillon, Thomas F. Cherry and Bryan E. McKernon